Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-39400, 333-89970, 333-89970-01 and
333-89970-02) and the Registrant Statements on Form S-8 (Nos. 333-43737, 333-50793, 333-72156, 333-103818 and 333-101506) of Ameren Corporation of our
report dated February 13, 2003 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2003 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
March 31, 2003